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                            OYO GEOSPACE CORPORATION

                        1997 NON-EMPLOYEE DIRECTOR PLAN




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
1.       PURPOSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.       ADMINISTRATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

3.       AVAILABLE SHARES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

4.       AUTHORITY TO GRANT OPTIONS AND STOCK.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

5.       ELIGIBILITY FOR OPTIONS AND STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

6.       OPTION GRANT SIZE AND GRANT DATES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

7.       OPTION PRICE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

8.       FAIR MARKET VALUE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

9.       DURATION OF OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

10.      WHEN EXERCISABLE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

11.      EXERCISE OF OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

12.      TRANSFERABILITY OF OPTIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

13.      TERMINATION OF DIRECTORSHIP OF OPTIONEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

14.      ISSUANCE OF SHARES IN LIEU OF PAYMENT OF RETAINER FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

15.      REQUIREMENTS OF LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

16.      NO RIGHTS AS STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

17.      NO EMPLOYMENT OR NOMINATION OBLIGATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

18.      CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

19.      TERMINATION AND AMENDMENT OF PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

20.      WRITTEN AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

21.      ADOPTION, APPROVAL AND EFFECTIVE DATE OF PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

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
22.      COMPLIANCE WITH SEC REGULATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

23.      GENDER.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

24.      HEADINGS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

25.      GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

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                            OYO GEOSPACE CORPORATION

                        1997 Non-Employee Director Plan


                 1. PURPOSE. The 1997 Non-Employee Director Plan (the "Plan") is a plan for non-employee directors of OYO Geospace Corporation (the "Company") and its subsidiary corporations and is intended to advance the best interests of the Company, its subsidiaries and its stockholders by providing the Company's non-employee directors an opportunity to obtain or increase their proprietary interest in the success of the Company and its subsidiaries by becoming owners of the common stock, $.01 par value, of the Company (the "Stock") or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

                 2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the terms of the Plan, the Board shall have the power to construe the provisions of the Plan, or of options granted hereunder (the "Options") or Stock issued hereunder, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Board deems desirable.

                 3. AVAILABLE SHARES. The total amount of the Stock with respect to with Options and Stock paid in lieu of the directors' annual retainers that may be granted under this Plan shall not exceed in the aggregate 75,000 shares; provided, that the class and aggregate number of shares of Stock which may be granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 18 hereof. Such shares of Stock may be treasury shares or authorized but unissued shares of Stock. In the event that any outstanding Option for any reason shall expire or is terminated or cancelled, the shares of Stock allocable to the unexercised portion of such Option may again be subject to an Option or Options or Stock issuance under the Plan.

                 4. AUTHORITY TO GRANT OPTIONS AND STOCK. All Options granted under the Plan shall be non-qualified stock options which are not intended to be governed by Section 422 of the Internal Revenue Code of 1986, as amended. No Options or stock shall be granted under the Plan subsequent to November 14, 2007. The only Options and Stock under the Plan which may be granted are those where are granted after both adoption of the Plan and approval thereof by the stockholders of the Company within twelve months after the date of such adoption, all as provided in Paragraph 21 hereof.

                 5. ELIGIBILITY FOR OPTIONS AND STOCK. The individuals who shall be eligible to receive Options under the Plan shall be the non-employee directors ("Eligible Directors") of the Company.





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                 6.       OPTION GRANT SIZE AND GRANT DATES. (a) An option to
purchase 6,300 shares of stock (as adjusted pursuant to Paragraph 18) shall be granted to each Eligible Director on the closing date of the initial public offering ("IPO") of the Stock of this Company at an exercise price equal to the per share price to the public, subject to the closing of the IPO. (b) An Option to purchase 3,150 shares of Stock (as adjusted pursuant to Paragraph 18) shall be granted each year to each Eligible Director who continues to serve the Company in that capacity on the date following the Annual Meeting of the stockholders of the Company ("Annual Grants").

                 7. OPTION PRICE. The price at which shares of Stock may be purchased by an Eligible Director pursuant to an Option (the "Optionee") shall be the fair market value of the shares of Stock on the date the Option is granted.

                 8. FAIR MARKET VALUE. With respect to the initial option grant described in Section 6(a), fair market value shall mean the IPO price. Fair market value of the Stock as of any date thereafter means (a) the closing price of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the NASDAQ National Market System; or (c) if the Stock is not listed on the NASDAQ National Market System, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Board equal to (x) the average between the closing bid and ask prices per share of stock on the last preceding date on which those prices were reported or (y) that amount as determined by the Board.

                 9. DURATION OF OPTIONS. The term of each Option hereunder shall be ten years, and no Option shall be exercisable after the expiration of ten years from the date such Option is granted.

                 10. WHEN EXERCISABLE. An Option shall be fully exercisable on the date one year from the date of grant for all purposes of this Plan.

                 11. EXERCISE OF OPTIONS. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with cash, wire transfer, certified check, bank draft or postal or express money order payable to the order of the Company (the "Acceptable Funds") for an amount equal to the Option price of such shares of Stock, or at the election of the Optionee, by exchanging shares of Stock owned by the Optionee, so long as the total fair market value (determined in accordance with Paragraph 8, as of the date of exercise) of the exchanged shares of Stock plus the Acceptable Funds paid, if any, equals the purchase price of the shares to be acquired upon exercise of that Option, and specifying the address to which the certificates for such shares are to be mailed. Whenever an Option is exercised by exchanging shares of Stock theretofore owned by the Optionee: (1) no shares of Stock received upon exercise of that Option thereafter may be





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exchanged to pay the Option price for additional shares of Stock within the following six months; (2) the aggregate fair market value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid in Acceptable Funds; and (3) the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing a number of shares of Stock legally and beneficially owned by such Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the share represented by such certificates, with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange. Such notice may be delivered in person to the Secretary of the Company, or may be sent by mail to the Secretary of the Company, in which case delivery shall be deemed made on the date such notice is received. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the Optionee's name; provided, that such delivery to the Optionee shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee, at the address specified by the Optionee. The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising such Option provide the Company with such information as the Company may reasonably request to such exercise, sale or other disposition.

                 12. TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the Optionee other than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by the Optionee or his legal guardian or representative.

                 13. TERMINATION OF DIRECTORSHIP OF OPTIONEE. If, before the date of expiration of the Option, the Optionee shall cease to be a director of the Company, the Option shall terminate on the earlier of the date of expiration or three years after the date the Optionee ceases to be a director. In such event, the Optionee shall have the right prior to the termination of such Option to exercise all or any part of such Option, subject to Paragraph 10, if applicable.

                 14. ISSUANCE OF SHARES IN LIEU OF PAYMENT OF RETAINER FEE. One-half (50%) of each Eligible Director's annual retainer fee for service as a member of the Company's Board of Directors shall be paid in Stock; provided that if the annual retainer fee for directors exceeds $25,000, then only $12,500 of such fee shall be paid in Stock. The shares of the Stock shall be issued the day following each Annual Meeting of the stockholders of the Company; provided that each Eligible Director's annual retainer fee for the fiscal year ending September 30, 1997, payable in Stock shall be made on June 30, 1998, to each Eligible Director who continues to serve on that date. The number of shares to be issued shall be that number equal to (i) the lesser of
(a) one-half (50%) of the annual retainer fee then in effect for service as a member of the Company's Board of Directors or (b) $12,500 divided by (ii) the fair market value of the Stock on that date, as





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determined pursuant to Paragraph 8 above. No fractional shares shall be issued, but the number of shares shall be rounded up to the nearest whole share.

                 15. REQUIREMENTS OF LAW. The Company shall not be required to issue any shares under any Option or as partial payment for annual retainer fees if the issuance of such shares would be violated by the Optionee or the Company of any provisions of any law or regulation of any governmental authority.

                 16. NO RIGHTS AS STOCKHOLDERS. No Optionee shall have rights as a stockholder with respect to shares covered by an Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 18 hereof, no adjustment for dividends, or otherwise, shall be made if the record date thereof is prior to the date of issuance of such certificate.

                 17. NO EMPLOYMENT OR NOMINATION OBLIGATION. The granting of any Option shall not require the Company or its stockholders to retain any Optionee or to continue to nominate any Optionee for election as a director of the Company.

                 18. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                 If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option,for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

                 If the Company is merged or consolidated with another corporation, and the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise





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disposes of substantially all of its assets while unexercised Options remain outstanding under this Plan, (a) subject to the provisions of clause (c) below, after the effective date of the merger, consolidations, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which the Option shall be so exercised; (b) the Board of Directors may waive any limitations set out in or imposed under this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full, to the extent permitted by applicable law; and (c) all outstanding Options may be canceled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition, if (i) notice of cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out in or imposed under this Plan or the written agreement granting that Option) during a period set by the Board of Directors preceding the effective date of the merger, consolidation, liquidation, sale or other disposition and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Board of Directors may limit the exercise of the Options to the number of shares of Stock, if any, as may be issued without registration. The method of choosing which Options may be exercised, and the number of shares of Stock for which Options may be exercised, shall be solely within the discretion of the Board of Directors.

                 The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.

                 19. TERMINATION AND AMENDMENT OF PLAN. The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, to the extent required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Exchange Act, no amendment shall be made more than once every six months that would change the amount, price or timing of the Annual Grants or of the Stock issued in lieu of annual retainer fee, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and, provided, further, to the extent required to qualify the Plan under Rule 16b-3 of the Exchange Act, no amendment that would
(a) materially increase the number of shares of the Stock that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in





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the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan, shall be made without the approval of the Company's stockholders.

                 20. WRITTEN AGREEMENT. Each Option granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions prescribed above and shall be signed by the Eligible Director and by the Chairman of the Board, the Vice Chairman, the President or any Vice President of the Company for and in the name and on behalf of the Company.

                 21. ADOPTION, APPROVAL AND EFFECTIVE DATE OF PLAN. The Plan shall be considered adopted and shall become effective on the date the Plan is approved by the stockholders of the Company; provided that the effectiveness of the Plan shall be conditioned upon the closing of the Company's IPO.

                 22. COMPLIANCE WITH SEC REGULATIONS. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 of the Exchange Act, and any successor rule pursuant thereto. If any provision of this Plan is later found not to be in compliance with the Rule, the provision shall be deemed null and void or shall be reformed by the Board in such manner so as to comply. All grants of Options and issuance of Stock and all exercises of Options under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and any regulations promulgated thereunder, so as to avoid the consequences of noncompliance to the Eligible Directors.

                 23. GENDER. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

                 24. HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

                 25. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Texas, without reference to principles of conflict of laws, and shall be construed accordingly.





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